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Exhibit 23

Consent of Independent Certified Pubic Accountants

The Board of Directors
Waddell & Reed Financial, Inc.

We consent to the incorporation by reference in the Registration Statements No. 333-65827 and 333-44528 on Forms S-8 and No. 333-43862 on Form S-3 of our report dated February 21, 2003, relating to the consolidated balance sheets of Waddell & Reed Financial, Inc. and subsidiaries as of December 31, 2002 and 2001 and the related consolidated statements of income, comprehensive income, stockholders' equity and cash flows and the related schedules for each of the years in the three-year period ended December 31, 2002, which report appears in the December 31, 2002 Annual Report on Form 10-K of Waddell & Reed Financial, Inc. Our report refers to the adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Asets" on January 1, 2002.

/s/ KPMG LLP

Kansas City, Missouri
March 21, 2003

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  Exhibit 23